Rule 424(b)(3)

333-12244

EFFECTIVE MAY 6, 2003,

THE COMPANY NAME HAS

CHANGED TO TOTAL S.A.

EXHIBIT A

TO

DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPTS

evidencing

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED SHARES OF

TOTAL FINA ELF S.A.

(Organized under the laws of The Republic of France)

Cusip No. _____________

The Bank of New York as Depositary (the “Depositary”), hereby certifies that __________________________ is the owner of _____________ American Depositary Shares (“American Depositary Shares”), representing deposited shares, nominal value ten Euros per share (“Shares”), of TOTAL FINA ELF S.A., a société anonyme organized under the laws of The Republic of France (the ”Company”).  At the date hereof, each American Depositary Share represents one-half (1/2) of one Share (or evidence of rights to receive such Shares) either deposited or subject to deposit under the Deposit Agreement (hereinafter defined) at the principal Paris office of Banque Paribas (the “Custodian”) or such other offices of the Depositary or its agents as may from time to time be appointed (collectively, the “Custodians”).  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

(1)

The Deposit Agreement. This American Depositary Receipt is one of an issue (the “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of October 30, 1991, as amended and restated as of September 30, 1993, as further amended and restated as of May 6, 1999, and as further amended and restated as of June 21, 1999, as it may be amended from time to time (the "Deposit Agreement"), by and among the Company, the Depositary and all holders in whose name a Receipt is registered on the books of the Depositary (“Owners”), and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights and obligations of Owners and holders of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of, or in lieu of, such Shares and held thereunder (such Shares, securities, property and cash are herein called the “Deposited Securities”).  Copies of the Deposit Agreement and the Company's statuts are on file at the Corporate Trust office of the Depositary in The City of New York and the offices of the Custodians and at any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)

Surrender of Receipts and Withdrawals of Shares.  Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented hereby, and upon payment of the fee of the Depositary and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of Deposited Securities for cancellation of Receipts provided for in paragraph (7) on the face of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Company's statuts  and the Deposited Securities, the Owner hereof is entitled to the transfer of the Deposited Securities to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or its agent for registration and transfer of Shares in the case of Shares in registered form or maintained by an accredited financial institution in the case of Shares in bearer form, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued; provided, however, that the Depositary will not accept for surrender a Receipt representing fewer than two American Depositary Shares or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).  Such transfers will be made without unreasonable delay.  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be transferred to an account in the name of such Owner or such name as shall be designated by such Owner maintained by the Company or its agent in the case of Shares in registered form, or maintained by an accredited financial institution in the case of Shares in bearer form.

At the request, risk and expense of any owner so surrendering a Receipt, and for the account of such owner, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

(3)

Transfer Receipts; Combination and Split-up of Receipts.  The transfer of this Receipt is registrable on the books of the Depositary upon surrender by the Owner hereof, in person or by duly authorized attorney, at any designated transfer office, of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America and upon payment of funds sufficient to pay any applicable transfer taxes and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt evidencing the same aggregate number of American Depositary Shares as were evidenced by the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presenter of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charges and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charges and fee with respect to Shares being deposited) and payment of any applicable fee as provided in paragraph (7) on the face of this Receipt may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (15) on the reverse of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended and the transfer of Receipts in particular instances may be refused or the registration of transfer of outstanding Receipts generally may be suspended during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any reason subject to paragraph (15) on the reverse hereof. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or rights required to be registered under the provisions of the United States Securities Act of 1933, as amended, unless a registration statement is in effect as to such Shares or rights.

(4)

Filing Proofs, Certificates, and Other Information.  Any person presenting Shares for deposit or any Owner may be required from time to time to file such proof of citizenship, residence, exchange control approval or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary or any Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt, the distribution of any dividend or other distribution or sale of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed, such certificates are executed or such representations and warranties are made pertaining to such Receipt.  The Depositary shall provide the Company, upon its request, with copies of any such proofs, other information and certificates which it receives.

No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in The Republic of France, if any, which is then performing the function of the regulation of currency exchange.

(5)

Liability of Owner for Taxes.  If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities evidenced by this Receipt, such tax or other governmental charge shall be payable by the owner hereof to the Depositary.  The Depositary may refuse to effect transfer of this Receipt or any withdrawal of Deposited Securities evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions or, after attempting by reasonable means to notify such Owner, may sell for the account of the Owner hereof any part or all of the Deposited Securities evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale to payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency.

(6)

Warranties on Deposit of Shares.  Every person depositing Shares under the Deposit Agreement, including every person depositing Shares on behalf of an Owner of Shares, shall be deemed thereby to represent and warrant that such shares are validly issued, fully paid and non-assessable and that the person making such deposit is duly authorized so to do.  Every such person, including every such person depositing Shares on behalf of an Owner of Shares, shall also be deemed to represent that such Shares are not Restricted Securities.  Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts therefor.

(7)

Charges of Depositary.  The Company will pay the fees and reasonable expenses of the Depositary and any Registrar only in accordance with written agreements to be entered into between the Company and the Depositary; provided, however, that the Company will not pay or be liable for (1) fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the surrender of  Receipts pursuant to Section 2.05 of the Deposit Agreement and the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or the Custodian on the making of deposits or withdrawals under the Deposit Agreement, (4) such cable, telex, and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or the Owners and (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement. The Depositary will present its statement for such charges and expenses to the company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges will be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or Registrar and applicable to transfers of Shares to the name of the Depositary or the Custodian on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement and (6) a fee for the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, such fee, which may be deducted from such proceeds, being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of Shares received in exercise of rights distributed to them pursuant to Section 4.04 of the Deposit Agreement, but which rights are instead sold by the Depositary, and the net proceeds distributed.

(8)

Loan and Pre-Release of Shares and Receipts.  In its capacity as Depositary, the Depositary will lend neither the Shares held under the Deposit Agreement nor the Receipts; provided, however, that the Depositary reserves the right to (i)issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received.  The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such transaction must be (a) accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held under the Deposit Agreement, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be done under the Deposit Agreement with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(9)

Title to Receipts.  It is a condition of this Receipt, and every successive Owner and holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner of this Receipt as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

(10)

Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of such Registrar.

Dated:

THE BANK OF NEW YORK, as

Depositary

By:

Name:

Title:

Vice President

The address of the Corporate Trust Office of the Depositary is 101 Barclay Street, New York, New York 10286.

The address of the Custodian is Banque Paribas at 3 rue d'Antin, Paris, France.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(11)

Dividends and Distributions. Whenever the Depositary or Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary will, after any necessary conversion of such distribution into dollars pursuant to Section 4.05 of the Deposit Agreement and after fixing a record date pursuant to Section 4.06 of the Deposit Agreement, promptly distribute the amount thus received to the Owners as of such record date in proportion to the number of American Depositary Shares held by them; provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of any amounts withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of (i) taxes or other governmental charges or (ii) charges of the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.05 of the Deposit Agreement and any other charges of the Depositary pursuant to Section 5.09 of the Deposit Agreement. See Paragraph (4) below for a discussion of the treatment by the Depositary of foreign currencies.

Subject to the provisions of Sections 4.11, 4.13 and Section 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Owners as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement in proportion to the number of American Depositary Shares held by them in any manner that the Depositary, after prior consultation with the Company, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionally among such Owners, or if for any other reason (including, but limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution (including, but not limited to, the public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to such Owners as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, including pursuant to any program under which Owners may elect to receive cash or Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, distribute an amount of Receipts evidencing American Depositary Shares representing the amount of Shares received as such dividend or free distribution, and distribute to the Owners as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares held by them as of such date additional American Depositary Shares evidenced by one or more Receipts, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Receipts evidencing American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In any case involving fractional American Depositary Shares, the Depositary shall, sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  If additional American Depositary Shares are not so distributed or sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed with respect to the Deposited Securities represented thereby.

Except as otherwise provided in Section 4.03 of the Deposit Agreement, the Company and the Depositary will not offer Shares to Owners unless a registration statement is in effect with respect to the securities represented by such Shares under the Securities Act of 1933, or the offer and sale of such Shares to Owners are exempt from registration under the provisions of such Act. Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any Shares.

(12)

Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners, including the distribution of warrants or other instruments therefor in such form as it deems appropriate, or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners.  If, by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to certain Owners but not to other Owners, (i) the Depositary shall distribute to any Owner with respect to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate and (ii) in respect of Owners to whom the Depositary determines the distribution not to be lawful or feasible, the Depositary shall use reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by such Owners and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners upon an averaged or other practical basis without regard to any distinctions among such Owners resulting from exchange restriction, the date of delivery of any Receipt or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or to any Owner in particular.

If an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable in respect of American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) the Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares or other securities to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase such Shares or other securities and the Company shall cause the Shares or other securities so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares or other securities so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

Except as otherwise provided in Section 4.04 of the Deposit Agreement, the Company and the Depositary will not offer rights to owners unless a Registration Statement is in effect with respect to the securities represented by such rights under the United States Securities Act of 1933, an amended, or the offer and sale of such rights or securities to Owners are exempt from registration under the provisions of such Act. Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement in respect of any rights or the securities to be received upon exercise of such rights.

(13)

Limitations on Distributions. Notwithstanding the provisions of Sections 4.01, 4.02, 4.03 and 4.04 of the Deposit Agreement, the Depositary shall make no distribution in respect of any distribution (in cash, securities, other property or Shares) with respect to Deposited Securities received by it to any Owner or holder of a Receipt whose Receipt evidences an interest in Deposited Securities not entitled, by reason of the date of issuance or otherwise, to the distribution received by the Depositary.

(14)

Sale and Distribution of VVPR-Strips  In the event the Company deposits with the Custodian Shares accompanied by VVPR-Strips in connection with the Exchange Offer, the Company hereby instructs the Depositary to (1) attempt to sell the VVPR-Strips in any manner that the Depositary may deem equitable and practicable for accomplishing such sale, including the public or private sale of the VVPR-Strips, and (2) subject to Section 4.05 of the Deposit Agreement, distribute the net proceeds (net of the expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement, if applicable) to the PetroFina holders entitled thereto as hereinafter provided. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any PetroFina holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to PetroFina holders entitled thereto.

The Depositary shall keep a register of the PetroFina holders who tender their ADSs in the Exchange Offer. Upon acceptance for exchange of all or part of the PetroFina American depositary shares held by a PetroFina holder, and if no withdrawal request has been received by the expiration date of the Exchange Offer, unless waived by the PetroFina holder, such PetroFina holder will be entitled, subject to the following paragragh, to a distribution by the Depositary of the net proceeds of sale of the VVPR-Strips in proportion to the number of American Depositary Shares  representing such Shares held by them respectively.  In the event a PetroFina holder waives its rights to the net proceeds of the VVPR-Strips, the Depositary shall not sell such VVPR-Strips and will deliver same to the Company.

If the sale of the VVPR-Strips is not practicable, upon consultation with the Company, the Depositary shall deliver such VVPR-Strips back to the Company.

(15)

Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and transferred to the United States, the Depositary will convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars will be distributed, net of any expenses incurred by the Depositary in connection with the conversion of currency pursuant to Section 4.05 of the Deposit Agreement, to the Owners entitled thereto as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement in accordance with Sections 4.01, 4.02, 4.03 and 4.04 of the Deposit Agreement.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners resulting from exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary will file such application for approval or license, if any, as it may deem desirable; provided, however, that the Company will not be obligated to make any such filings.

If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, after consultation with the Company, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency proceeds for the respective accounts of, the Owners entitled to receive the same, without liability for interest thereon.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold, such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

(16)

Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever for any reason the Depositary causes, at the Company's election, a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date, after consultation with the Company if such date is to be different from the payment date established by the Company in respect of the Shares for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the terms and conditions of the Deposit Agreement.

(17)

Voting of Shares.  Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon an practicable thereafter, mail to the Owners (i) a summary in English of the notice of such meeting sent by the Company to the Depositary pursuant to section 5.06 of the Deposit Agreement, (ii) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 of the Deposit Agreement will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities (which provisions, if any, including any applicable provisions relating to double voting rights, will be summarized in pertinent part in such statement), to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (iii) summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Owner to exercise such voting rights and (iv) a statement as to the manner in which such instructions may be given to the Depositary, including a statement as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted, and setting forth the date established by the Depositary for the receipt of such instructions (the "Receipt Dates”). Voting rights may be exercised only in respect of two American Depositary Shares or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event). Circumstances under French law that limit a shareholder's right to vote include: (i) Shares held by the Company may not be voted, (ii) Shares held by shareholders who paid in-kind for any Shares may not be voted with respect to resolutions relating to the contribution in-kind, and (iii) Shares held by interested parties may not be voted with respect to resolutions relating to such shareholders.

In accordance with French Company law and the statuts of the Company, effective December 14, 1994, Shares that have been registered in the name of the same holder for at least two years will be entitled to double voting rights.  Similarly, effective December 14, 1994, American Depositary Shares that have been held by the same Eligible Owner for two years or more and representing Shares in registered form for two years or more will be entitled to double voting rights. No other American Depositary Shares will be entitled to double voting rights. Therefore, in order to be eligible for double voting rights, each holder of American Depositary Shares must (i) request that the Depositary hold Shares in registered form as provided in Section 2.02 of the Deposit Agreement and (ii) hold Receipts in registered form (i.e., registered in the name of such holder in the books of the Depositary). All American Depositary Shares will represent Shares in bearer form unless the holder notifies the Depositary that it requests Shares in registered form. For purposes of determining whether American Depositary shares are entitled to double voting rights, upon a sale or other disposition of American Depositary Shares by an Eligible owner, unless otherwise specified by such Eligible Owner, the Depositary shall presume that the most recently acquired American Depositary Shares are being sold or otherwise disposed of by such Eligible Owner.

Upon receipt by the Depositary of properly completed voting instructions, on or before the Receipt Date, the Depositary will either, in its discretion, vote such Deposited Securities, in accordance with such instructions or forward such instructions to the Custodian, and the Custodian will endeavor, insofar as practicable and permitted under any applicable provisions of French law, the statuts of the Company and the Deposited Securities, to vote or cause to be voted the Deposited Securities in accordance with any nondiscretionary instructions set forth in such request. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions or in accordance with the statement under (iv) above as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted.

The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares (including Shares held by the Depositary in registered form which may be entitled to double voting rights pursuant to Section 4.07 of the Deposit Agreement) necessary to carry out the instruction of all Owners under this Article.

(18)

Reports; Inspection of Transfer Books.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange commission (hereinafter called the "Commission").  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.  The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the owners summaries in English of such reports and communications when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement.  Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by the Company will be furnished in French, unless the Company determines in its discretion to furnish such materials or any of them in English.

(19)

Changes Affecting Deposited Securities.  Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it in a party, any securities which shall be received by the Depositary or any Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and each American Depositary Share shall be proportionately adjusted and shall thenceforth represent an appropriately adjusted proportional interest in the Deposited Securities so received.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend of the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

The Depositary will make available for inspection by Owners at its Corporate Trust office and at any other designated transfer offices any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners summaries in English of such reports and communications when furnished by the Company as provided in the Deposit Agreement. Any such reports and communications, including any such proxy solicitation material, furnished to the Depositary by the Company will be furnished in French, unless the Company determines in its discretion to furnish such materials or any of them in English. The Depositary will keep books, at its transfer office in New York City, for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Owners and the Company; provided, however, that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(20)

Withholding.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and governmental charges to the owners entitled thereto, in proportion to the number of American Depositary Shares held by them respectively.

The Depositary will use reasonable efforts to follow the procedures established by the French Treasury for eligible United States Owners to recover the excess 10% French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as to receive any avoir fiscal payment to be made in accordance with procedures established by the French Treasury. To effect such recovery and receipt, the Depositary shall provide U.S. resident owners with the appropriate French tax forms and instructions for completing such forms, which shall be provided by the Company to the Depositary, and shall advise such U.S. resident Owners to return such forms to it properly completed and executed.  Upon receipt of such forms properly completed and executed by U.S. resident Owners, the Depositary shall promptly cause them to be filed with the appropriate French tax authorities, and upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.05 of the Deposit Agreement.

(21)

Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner if by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country or of any other governmental authority, or by reason of any provision, present or future, of the statuts of the Company or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond their control, the Depositary or the Company or any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be prevented or forbidden from or subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Company or the Depositary or any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) incur any liability to any Owner by reason of any non-performance or delay, caused as aforesaid in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution or an offering pursuant to Section 4.01, 4.02, 4.03 of the Deposit Agreement, an offering or distribution pursuant to Section 4.04, or pursuant to Section 4.22 of the Deposit Agreement, such distribution or offering is not made available to certain Owners, then the Depositary shall not be responsible for the failure to make such distribution or offering and shall allow any rights, if applicable, to lapse.  The Company, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement to any Owners or holders of Receipts, except that they agree to use their best judgment and good faith in the performance of their respective obligations specifically set forth in the Deposit Agreement. The Depositary, its directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement to any Owners or holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited securities), except that the Depositary shall use its best judgment and good faith in performing its obligations specifically set forth in the Deposit Agreement.  Neither the Depositary nor the Company nor any of their directors, employees, agents or controlling persons (as defined under the securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in their respective opinions may involve them in expense or liability, unless indemnity satisfactory to them against all expenses and liabilities is furnished to them as often as may be reasonably required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or non-action by them in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any Owner or holder of a receipt, or any other person believed by them in good faith to be competent to give such advice or information.  Each of the Depositary, the Company and their directors, employees, agents and controlling persons (as defined under the Securities Act of 1933) may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast, for the effect of any such vote or for the failure to have Shares denominated in registered form, provided that any such action or inaction is in good faith and in accordance with the terms of the Deposit Agreement.  Subject to the Company's statuts and Section 2.09 of the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(22)

Indemnification.  The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its agents.  Any person seeking indemnification under the Deposit Agreement shall notify the Company of the commencement of any indemnifiable action or claim promptly after any such person becomes aware of such commencement and shall consult in good faith with the Company as to the conduct of the defense of such action or claim (including the compromise or settlement thereof).

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as described in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company and its directors and officers for and hold them harmless from any liability or expense incurred by them as a result of the negligence or bad faith of the Depositary or the Custodian in connection with acts performed or omitted by the Depositary or the Custodian pursuant to the Deposit Agreement or any agreement in furtherance of or in connection with the Deposit Agreement.

(23)

Resignation and Removal of the Depositary; Substitution and Addition of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.

Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians approved by the Company, which shall be an accredited intermediary acting through a specified office in France, and the term “Custodian” shall also refer to each such substitute.

(24)

Amendment of the Deposit Agreement and Receipts.  The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration, fees, cable, telex, or facsimile transmission cost or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 90 days after written notice of such amendment shall have been mailed to the Owners of outstanding Receipts. Every Owner at the time any such amendment so becomes effective, if such Owner shall have been mailed such notice, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Owner or holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except by law.

(25)

Termination of the Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 60 days after the Depositary shall have delivered to the Company a written notice of its resignation, a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  The Depositary will mail notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  On and after the date of termination, each Owner shall, upon (i) surrender of each of its Receipts at the Depositary's Corporate Trust Office, (ii) payment of the fees of the Depositary for the surrender of Receipts as provided in paragraph (7) on the face of this Receipt and (iii) payment of any applicable taxes and governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipts.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Owners thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners which have not theretofore surrendered their Receipts, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. Thereafter, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deduction, in each case, of the fee of the Depositary for the surrender of a Receipt and any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement) and except for its obligations under Section 5.08 of the Deposit Agreement.

(26)

Compliance with U.S. Securities Law.  Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary will not exercise any rights they each have under the Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws, including but not limited to Section I A(1) of the General Instructions to the Registration Statement of Form F-6, as amended from time to time, under the Securities Act of 1933.